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                            CERTIFICATE OF FORMATION

                                       OF

                      PETERSEN PUBLISHING COMPANY, L.L.C.


          The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. (S)(S) 18-101, et seq., does hereby certify as follows:

                                     FIRST

          The name of the limited liability company is Petersen Publishing Company, L.L.C. (the "Company").
                                     SECOND

          The Company's registered office in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The registered agent of the Company for service of process at such address is Corporation Service Company.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 18th day of September, 1996.

                                                   _____________________________
                                                   THADDINE G. GOMEZ,
                                                   AN AUTHORIZED PERSON